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Exhibit 10.13

                        , 2005

Ferris, Baker Watts, Inc.
100 Light Street, 8th Floor
Baltimore, MD 21202

Re:
Cold Spring Capital Inc.

Gentlemen:

        This letter will confirm the agreement of Richard A. Stratton and Joseph S. Weingarten (the "Initial Stockholders") to purchase warrants ("Warrants") of Cold Spring Capital Inc. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until ninety days after the effective date of the Company's IPO unless Ferris, Baker Watts, Inc. ("FBW") informs the Company of its decision to allow earlier separate trading.

        The Initial Stockholders agree that this letter agreement constitutes an irrevocable order for the Initial Stockholders to purchase through FBW for the account or accounts of the Initial Stockholders, within the ninety trading-day period commencing on the date separate trading of the Warrants commences ("Separation Date"), as many Warrants as are available for purchase at market prices not to exceed $0.70 per Warrant, subject to a maximum Warrant purchase obligation equal to, in the aggregate, 3,000,000 Warrants ("Maximum Warrant Purchase"). FBW agrees to fill such order in such amounts and at such times as instructed by the Initial Stockholders during the ninety trading-day period commencing on the Separation Date. FBW further agrees that it will not charge the Initial Stockholders or any Designee (as defined below) any fees and/or commissions with respect to such purchase obligation. FBW agrees that it shall purchase for its own account, within the ninety trading-day period commencing on the Separation Date, as many Warrants as are available for purchase at market prices not to exceed $0.70 per Warrant, subject to a Maximum Warrant Purchase obligation equal to 857,143 Warrants (the "FBW Maximum Warrant Purchase") Notwithstanding anything to the contrary contained herein, in the event that 3,857,143 Warrants are not available for purchase during the ninety trading-day period commencing on the Separation Date, the Initial Stockholders agree to purchase through FBW for the account or accounts of the Initial Stockholders 77.8% of the Warrants available for purchase and FBW agrees to purchase 22.22% of the Warrants available for purchase.

        The Initial Stockholders may notify FBW that all or part of the maximum Warrant purchase will be made by an affiliate of one or both of the Initial Stockholders (or another person or entity introduced to FBW by an Initial Stockholder (a "Designee")) who (or which) has an account at FBW and, in such event, FBW will make such purchase on behalf of said affiliate or Designee; provided, however, that the Initial Stockholders hereby agree to make payment of the purchase price of such purchase and to fulfill the Maximum Warrant Purchase in the event and to the extent that the affiliate or Designee fails to make such payment or such purchase, provided further, that any person or entity that makes all or part of the Maximum Warrant Purchase shall agree in writing to be bound by the terms and conditions of this letter.

        Each of the Initial Stockholders agrees that neither he nor any of his affiliates or Designees shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business or other similar business combination, portfolio acquisition or real estate acquisition (as described more fully in Company's Registration Statement, No. 333-125873 on Form S-1) and acknowledges that, at the option of FBW, the certificates for such Warrants shall contain a legend indicating such restriction on transferability; provided, however, that the Initial Stockholders or their affiliates or Designees may transfer the Warrants (i) by gift to a member or members of either of the Initial Stockholder's immediate family or to a trust or other entity, the beneficiaries or owners of which are either of the Initial Stockholders or a member or members of either of the Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of either of the Initial Stockholders, or (iii) pursuant to a qualified domestic relations order; provided further that such permissive transfers may be implemented only upon the respective transferee's agreement in writing to be bound by the terms and conditions of this letter and the Warrant Agreement dated                        , 2005 between the Company and Continental Stock Transfer & Trust Company.

Very truly yours,
Richard A. Stratton
Joseph S. Weingarten
Agreed and accepted by:
FERRIS, BAKER WATTS, INC.
By:
Name: Title:

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  Exhibit 10.13